Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of The LGL Group, Inc. of our report dated March 28, 2022 relating to the consolidated financial statements of The LGL Group, Inc., appearing in the 2021 Annual Report to Shareholders and incorporated by reference in the Annual Report on Form 10-K of The LGL Group, Inc. for the year ended December 31, 2021.

/s/ RSM US LLP

Orlando, Florida

March 28, 2022